Exhibit T3B.8

2018/02/1918: It is current information

Ark Mori Building 12F 1-12-32 Akasaka, Minato-ku, Tokyo
AEGERION PHARMACEUTICALS K.K.

Company corporation number	0104 – 01–107816
Business name	AEGERION PHARMACEUTICALS K.K.
Head office	Ark Mori Building 12F 1-12-32 Akasaka, Minato-ku, Tokyo
How to publicize	Publish in the official gazette
Year of the company establishment	September 6, 2013
the purpose	1, Research, development, manufacture, marketing, commercialization and export of pharmaceuticals, quasi-drugs and reagents 2, Any business incidental to or related to the previous issue

Total number of available shares	1000 stock
Total number and type and number of issued shares	Total number of issued shares 100 stock		Changed June 14, 2019
Registered on June 25, 2014
Amount of capital	Money 1000 Ten thousand yen		Changed June 14, 2019
Registered on June 25, 2014
Provisions on transfer restrictions of shares	The acquisition of the shares of the company by transfer must be approved by the general meeting of shareholders Absent
Matters concerning officers	Director	Masako Nakamura
	Director	Masako Nakamura	Appointed on March 27, 2015
Registered April 7, 2015
	Director	Masako Nakamura	Appointed March 23, 2017
Registered April 28, 2017
	Director	Anne Marie Cook
	Director	Anne Marie Cook	Appointed March 27, 2015
Registered April 7, 2015
Resigned on September 15, 2015
Registered on October 19, 2015
	Director	Carolina Vallucci
	Director	Carolina Alarco	December 23, 2014 Change of Mr. Roraina Baluch
Registered on March 23, 2015
	Director	Carolina Alarco	Appointed March 27, 2015
Registered April 7, 2015
	Director	Carolina Alarco	March 23, 2017
Registered April 28, 2017
	Director	Saori Oyama	Appointed August 6, 2014
Registered August 7, 2014
	Director	Saori Oyama	Appointed March 27, 2015
Registered April 7, 2015

	Director	Saori Oyama	March 23, 2017
Registered April 28, 2017
	Director	Benjamin Harshbarger	Appointed October 7, 2015
Registered October 19, 2015
	Director	Benjamin Harshbarger	March 23, 2017
Registered April 28, 2017
United States, Massachusetts, Boston, Unit 2818, One Longfellow Place Representative director Masako Nakamura
	Azabujuban 2-chome, Minato-ku, Tokyo Four Number 3 No. Oak Wood Residence Azabujuban 705 CEO Masako Nakamura		Changed Address July 28, 2014
Registered August 7, 2014
	Azabujuban 2-chome, Minato-ku, Tokyo Four Number 3 Issue Oak Deresidence Azabujuban 705 CEO Masako Nakamura		Appointed March 27, 2015
Registered April 7, 2015
	Ameri Force United States Massachusetts Boston One Long Fellow Place 2818 CEO Masako Nakamura		Change of Address March 31, 2016
Registered May 13, 2016
	Boston, Massachusetts, USA Longfellow Place 2818 Representative director Masako Nakamura		March 23, 2017
Registered on April 28, 2017
Matters concerning registration record	Establishment		Registered on September 6, 2013

*Underlined items indicate deletion matters